                                                                    Exhibit 99.5

                           BOSTON LIFE SCIENCES, INC.

         Officer's Certificate of Adjustment of the Conversion Price of
                 10% Convertible Senior Secured Promissory Note

         Reference is made to that certain 10% Convertible Senior Secured Promissory Note (the "Note"), dated as of July 25, 2002, issued by Boston Life Sciences, Inc., a Delaware corporation (the "Company") to Ingalls & Snyder Value Partners, L.P. (the "Holder"). Pursuant to Section 7(g) of the Note, the Company hereby certifies that, by agreement between the Company and the Holder, an adjustment to the Conversion Price (as defined in the Note) has occurred pursuant to the provisions of Section 7(e)(B) of the Note, and the Holder of the
Note is hereby given notice of such adjustment and the facts giving rise thereto, all as set forth below.

         On November 22, 2002, the Company, the Holder and certain other parties entered into that certain Consent to Transfer and Warrant Amendment (the "Amendment"), which, among other things, amended the terms of outstanding warrants to purchase 1,820,123 shares of the Company's common stock (the "Warrants") to reduce the exercise price of such Warrants to $2.00 per share. In the Amendment, the parties thereto agreed, without regard as to whether Section 7(e)(B) of the Note otherwise would be applicable, that the Conversion Price of the Note would be reduced to $2.00 per share pursuant to the provisions of
Section 7(e)(B) of the Note and that no other adjustment to the terms of the Note would be made on account of the transactions contemplated by the Amendment.

         IN WITNESS WHEREOF, the undersigned has caused this written certificate to be executed by a duly authorized officer as of November 22, 2002.

                                      BOSTON LIFE SCIENCES, INC.


                                      By:    /s/ Joseph P. Hernon
                                         ------------------------------------
                                         Name:   Joseph P. Hernon
                                         Title:  Chief Financial Officer

Acknowledged and agreed,

INGALLS & SNYDER VALUE PARTNERS, L.P.


By:    /s/ Robert L. Gipson
   ---------------------------------------
        Name: Robert L. Gipson
        Title: General Partner